   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 20, 1995
                                                       REGISTRATION NO. 33-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                         ------------------------------

        THE WALT DISNEY COMPANY                           DELAWARE                                 95-0684440
            DC HOLDCO, INC.                               DELAWARE                                 95-4545390
       (Exact name of registrant              (State or other jurisdiction of                   (I.R.S. employer
      as specified in its charter)             incorporation or organization)                identification number)

                                                                                        DAVID K. THOMPSON
                                                                        SENIOR VICE PRESIDENT -- ASSISTANT GENERAL COUNSEL
                  500 SOUTH BUENA VISTA STREET                                       THE WALT DISNEY COMPANY
                    BURBANK, CALIFORNIA 91521                                      500 SOUTH BUENA VISTA STREET
                         (818) 560-1000                                             BURBANK, CALIFORNIA 91521
       (Address, including zip code and telephone number,                                 (818) 560-1000
including area code, of registrant's principal executive offices)    (Name, address, including zip code and telephone number,
                                                                            including area code, of agent for service)

                                    COPY TO:

                             Thomas C. Janson, Jr.
                      Skadden, Arps, Slate, Meagher & Flom
                       300 South Grand Avenue, Suite 3400
                         Los Angeles, California 90071
                                 (213) 687-5000
                         ------------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /X/
                         ------------------------------

    Pursuant to Rule 429, the Prospectus included in this Registration Statement also relates to securities of The Walt Disney Company registered under Registration Statement No. 33-49891.

                        CALCULATION OF REGISTRATION FEE

                  TITLE OF EACH                                          PROPOSED MAXIMUM    PROPOSED MAXIMUM       AMOUNT OF
               CLASS OF SECURITIES                     AMOUNT TO BE     OFFERING PRICE PER  AGGREGATE OFFERING   REGISTRATION FEE
                 TO BE REGISTERED                     REGISTERED (1)       UNIT (2)(3)       PRICE (1)(2)(3)           (4)
Debt Securities of DC Holdco, Inc. ("New Disney")
 (5)..............................................
Preferred Stock of New Disney (5).................
Depositary Shares of New Disney (6)...............
Warrants of New Disney (5)........................
Guarantees of New Disney Debt Securities by The
 Walt Disney Company ("Disney") (7)...............
Guarantees of New Disney Preferred Stock by Disney
 (7)..............................................
  Total (8).......................................    $5,000,000,000           100%           $5,000,000,000        $1,559,207

(1) In United States dollars or the equivalent thereof in one or more foreign currencies or units of two or more foreign currencies or composite currencies (such as European Currency Units). The aggregate initial offering price of the above-referenced securities (collectively, the "Securities") registered hereby will not exceed $5,000,000,000. Such amount represents the principal amount of any Debt Securities issued at their principal amount, the issue price rather than the principal amount of any Debt Securities issued at an original issue discount, the liquidation preference (or, if different, the issue price) of any Preferred Stock and the issue price of any Warrants (but not the exercise price of any Securities issuable upon the exercise of such Warrants).
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933.
(3) No separate consideration will be received for (a) any Depositary Shares representing shares of Preferred Stock of New Disney, (b) any Debt Securities or Preferred Stock that may be issuable upon conversion of or in exchange for convertible or exchangeable Debt Securities or Preferred Stock, or (c) the Guarantees by Disney of New Disney Debt Securities and New Disney Preferred Stock (including any securities issuable upon stock splits and similar transactions pursuant to Rule 416).
(4) Calculated pursuant to Rule 457, based upon bona fide estimate as of the date hereof of the maximum offering price. See Note (8).
(5) Includes such indeterminate principal amount of Debt Securities of New Disney, such indeterminate number of shares of Preferred Stock of New Disney, such indeterminate number of Warrants to purchase Debt Securities and Preferred Stock of New Disney and such indeterminate principal amount of Debt Securities, or number of shares of Preferred Stock, of New Disney, as may be issued upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable Debt Securities or Preferred Stock or Warrants of New Disney (including any securities issuable upon stock splits and similar transactions pursuant to Rule 416).
(6) Such indeterminate number of Depositary Shares to be evidenced by Depositary Receipts issued pursuant to a Deposit Agreement. In the event New Disney elects to offer to the public fractional interests in shares of the Preferred Stock registered hereunder, Depositary Receipts will be distributed to those persons acquiring such fractional interest and the shares of Preferred Stock will be issued to a Depositary under a Deposit Agreement.
(7) Only $4,521,700,000 of guarantees by Disney of New Disney Debt Securities and Preferred Stock are being registered hereby.
(8) The $5,000,000,000 of Securities offered hereby is comprised of $478,300,000 of securities registered in Registration Statement No.
     33-49891 filed August 3, 1993 and included herein under Rule 429 and $4,521,700,000 registered hereby. A filing fee of $149,469 related to the securities offered hereby was paid in connection with Registration Statement No. 33-49891. Accordingly, the filing fee paid herewith is 1/29% of $4,521,700,000.

                         ------------------------------

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                SUBJECT TO COMPLETION, DATED SEPTEMBER 20, 1995

PROSPECTUS

                            THE WALT DISNEY COMPANY
                                DC HOLDCO, INC.

                                   SECURITIES
                               ------------------

    This Prospectus relates to the offering of securities described herein of The Walt Disney Company, a Delaware corporation ("Disney"), and of DC Holdco, Inc., a Delaware corporation ("New Disney"). New Disney is currently a wholly owned subsidiary of Disney and, upon completion of the acquisition (the "Acquisition") by Disney of Capital Cities/ABC, Inc. ("Capital Cities"), New Disney will become the parent corporation of Disney and Capital Cities and be renamed "The Walt Disney Company." See "The Acquisition." New Disney may offer from time to time (i) debt securities (the "Debt Securities"), which may be any of senior debt securities ("Senior Debt Securities"), senior subordinated debt securities ("Senior Subordinated Debt Securities") or subordinated debt securities ("Subordinated Debt Securities"), in each case consisting of debentures, notes and/or other unsecured evidences of indebtedness, (ii) shares of preferred stock (the "Preferred Stock"), which may be issued in the form of depositary receipts (the "Depositary Shares"), each of which will represent a fraction of a share of Preferred Stock, and (iii) warrants to purchase Debt Securities or Preferred Stock as shall be designated by New Disney at the time of the offering (the "Warrants"). The Debt Securities, the Preferred Stock, the Depositary Shares, the Warrants and any guarantees of the foregoing by Disney are collectively referred to as the "Securities" and will have an aggregate initial offering price of up to $5,000,000,000 or the equivalent thereof in U.S. dollars if any Securities are denominated in a currency other than U.S. dollars or in currency units. If any Securities are issued by New Disney prior to the consummation of the Acquisition, then the payment of principal, interest and dividends thereon, together with any amounts payable upon liquidation or upon redemption of such Securities, will be guaranteed by Disney to the extent and on the terms described herein and in the accompanying Prospectus Supplement. Upon consummation of the Acquisition, any such guarantees by Disney will be released. The Securities may be offered separately or together (in any combination) and as separate series, in any case in amounts, at prices and on terms to be determined at the time of sale.

    The form in which the Securities are to be issued, their specific designation, aggregate principal amount or aggregate initial offering price, maturity, if any, rate and times of payment of interest or dividends, if any, redemption, conversion, exchange and sinking fund terms, if any, voting or other rights, if any, exercise price and detachability, if any, and other specific terms will be set forth in a Prospectus Supplement (including any related terms sheet) relating to such Securities (the "Prospectus Supplement"), together with the terms of offering of such Securities. If so specified in the applicable Prospectus Supplement, Debt Securities of a series may be issued in whole or in part in the form of one or more temporary or permanent global securities. The Prospectus Supplement will also contain information, as applicable, about certain material United States Federal income tax considerations relating to the particular Securities offered thereby. The Prospectus Supplement will also contain information, where applicable, as to any listing on a national securities exchange of the Securities covered by such Prospectus Supplement.
                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES  AND
  EXCHANGE  COMMISSION  OR  ANY  STATE SECURITIES  COMMISSION  NOR  HAS THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
      PASSED UPON  THE  ACCURACY OR  ADEQUACY  OF THIS  PROSPECTUS.  ANY
                REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

    The Securities may be sold directly, through agents designated from time to time or to or through underwriters or dealers. See "Plan of Distribution." If any agents of an issuer or any underwriters are involved in the sale of any Securities in respect of which this Prospectus is being delivered, the names of such agents or underwriters and any applicable commissions or discounts will be set forth in a Prospectus Supplement. The net proceeds to the applicable issuer(s) from such sale also will be set forth in a Prospectus Supplement.
                            ------------------------

                                           , 1995

                             AVAILABLE INFORMATION

    Disney and Capital Cities are each subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, 13th Floor, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such reports and other information concerning Disney and Capital Cities may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005 and the Pacific Stock Exchange, 115 Sansome Street, 2nd Floor, San Francisco, California 94104. Information set forth herein relating to Capital Cities is derived entirely from public filings made by Capital Cities and is being provided in contemplation of the Acquisition. Consummation of the Acquisition is subject to a number of important contingencies, and no assurances can be given that it will occur. An investment in the Securities prior to the consummation of the Acquisition should not be made in reliance upon the Acquisition occurring. See "The Acquisition." If the Acquisition is consummated, Disney and Capital Cities intend to terminate or suspend, to the extent permitted by applicable law, their reporting obligations under the Exchange Act and, accordingly, may no longer file reports or other information with the Commission. Instead, following the Acquisition, New Disney will become subject to the informational requirements under the Exchange Act and information would be provided, to the extent required, in filings made by New Disney thereunder.

    Disney and New Disney (collectively, the "Issuers") have filed with the Commission in Washington, D.C. a registration statement on Form S-3 (including all amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. Such additional information is available for inspection and copying at the offices of the Commission. Statements contained in this Prospectus, in any Prospectus Supplement or in any document incorporated by reference herein or therein as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to, or incorporated by reference in, the Registration Statement, each such statement being qualified in all respects by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents previously filed by Disney (File No. 1-4083) with the Commission under the Exchange Act are incorporated herein by reference:

        (a) Disney's Annual Report on Form 10-K for the fiscal year ended September 30, 1994 (the "Disney Form 10-K");

        (b) Disney's Quarterly Reports on Form 10-Q for the quarters ended December 31, 1994, March 31, 1995 and June 30, 1995 (the "Disney Form 10-Qs"); and

        (c)  Disney's  Current Reports  on  Form 8-K,  dated  July 31,  1995 and
    September   , 1995  (collectively with the Disney  Form 10-K and the  Disney
    Form 10-Qs, the "Disney Reports").

    The following documents previously filed by Capital Cities (File No. 1-4278) with the Commission under the Exchange Act are incorporated herein by reference:

        (a) Capital Cities' Annual Report on Form 10-K for the year ended December 31, 1994 (the "Capital Cities Form 10-K");

        (b) Capital Cities' Quarterly Reports on Form 10-Q for the quarters ended April 2, 1995 and July 2, 1995 (the "Capital Cities Form 10-Qs"); and

        (c) Capital Cities' Current Reports on Form 8-K, dated July 31, 1995 and
    September    , 1995 (collectively with  the Capital Cities Form 10-K and the
    Capital Cities Form 10-Qs, the "Capital Cities Reports").

    The  Joint  Proxy  Statement/Prospectus   of  Disney  and  Capital   Cities,
previously   filed  with  the  Commission  under   the  Exchange  Act,  is  also
incorporated herein by reference.

    All documents filed by Disney or Capital Cities pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Securities made hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents.

    If the Acquisition is consummated, Disney and Capital Cities intend to terminate or suspend, to the extent permitted by applicable law, their reporting obligations under the Exchange Act and, accordingly, may no longer file reports or other information with the Commission. Instead, following the Acquisition, New Disney will become subject to the informational requirements under the Exchange Act and information would be provided, to the extent required, in filings made by New Disney thereunder. Accordingly, all documents filed by New Disney, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from and after the consummation of the Acquisition, and prior to the termination of the offering of the Securities made hereby, shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents.

    Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that is or is deemed to be incorporated by reference herein) modifies or supersedes such previous statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

    Disney or, after the consummation of the Acquisition, New Disney will provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this Prospectus other than exhibits to such documents, unless such exhibits are also specifically incorporated by reference herein. Requests for such copies should be directed to The Walt Disney Company, 500 South Buena Vista Street, Burbank, California 91521, Attention: Corporate Secretary; telephone number (818) 560-1000.
                            ------------------------

    Unless otherwise indicated, currency amounts in this Prospectus and any Prospectus Supplement are stated in United States dollars ("$," "dollars," "U.S. dollars" or "U.S.$").
                            ------------------------

    NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY ANY OF THE ISSUERS OR ANY UNDERWRITER OR AGENT. THIS PROSPECTUS AND ANY PROSPECTUS
SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER AND THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THEIR RESPECTIVE DATES.

                               BUSINESS OF DISNEY

    Disney is a diversified international entertainment company with operations in three business segments: Filmed Entertainment, Theme Parks and Resorts, and Consumer Products. Disney employs approximately 69,000 people.

    In its Filmed Entertainment business segment, Disney produces and acquires live-action and animated motion pictures for distribution to the theatrical, television and home video markets. Disney also produces original television programming for the network and first-run syndication markets. In addition, Disney provides programming for and operates The Disney Channel, a pay television programming service, and KCAL-TV, a Los Angeles, California television station. The success of all of Disney's theatrical motion pictures and television programming is heavily dependent upon public taste, which is unpredictable and subject to change without warning. In addition, filmed entertainment operating results fluctuate due to the timing of theatrical and home video releases. Release dates are determined by several factors, including timing of vacation and holiday periods and competition in the market.

    The Theme Parks and Resorts business segment includes Disney's operation of the Walt Disney World-Registered Trademark- destination resort in Florida and the Disneyland Park-Registered Trademark- and the Disneyland Hotel in California. In addition, Disney earns royalties on revenues generated by the Tokyo Disneyland theme park. All of the theme parks and most of the associated resort facilities are operated on a year-round basis. Historically, the theme parks and resorts business experiences fluctuations in park attendance and resort occupancy resulting from the nature of vacation travel. Peak attendance and resort occupancy generally occur during the summer months when school vacations occur and during early-winter and spring holiday periods.

    Disney's Consumer Products business segment involves the licensing of the name "Walt Disney," as well as Disney's characters, visual and literary properties and songs and music, to various consumer manufacturers, retailers, show promoters and publishers throughout the world. Disney also engages in direct retail distribution through The Disney Stores and consumer catalogs, and is a publisher of books, magazines and comics in the United States and Europe. In addition, Disney produces audio and computer software for all markets, as well as film and video products for the educational marketplace. Operating results for the consumer products business are influenced by seasonal consumer purchasing behavior and by the timing of animated theatrical releases.

    Disney is a Delaware corporation organized in 1986 as a successor to a California corporation organized in 1938. As used herein, unless otherwise specified or unless the context otherwise requires, the term "Disney" includes The Walt Disney Company and its subsidiaries. Disney's principal executive offices are located at 500 South Buena Vista Street, Burbank, California 91521, and its telephone number is (818) 560-1000.

                             BUSINESS OF NEW DISNEY

    New Disney, a wholly owned subsidiary of Disney, has not conducted any substantial business activities to date, other than those incident to its formation, its execution of the Merger Agreements (as defined below), its participation in the preparation of the Registration Statement and this Prospectus and other actions taken in contemplation of the consummation of the Acquisition or in connection herewith. Immediately following the consummation of the Acquisition, New Disney will become a holding company for Disney and Capital Cities and their respective subsidiaries. Accordingly, the business of New Disney, through its wholly owned subsidiaries Disney and Capital Cities and their respective subsidiaries, will be the business currently conducted by Disney and Capital Cities and their respective subsidiaries. Consummation of the Acquisition is subject to a number of important contingencies, and no assurances can be given that it will occur. An investment in the Securities prior to the consummation of the Acquisition should not be made in reliance upon the Acquisition occurring. See "The Acquisition," "Business of Disney" and "Business of Capital Cities."

    New Disney is a Delaware corporation organized in 1995. New Disney's principal executive offices are located at 500 South Buena Vista Street, Burbank, California 91521, and its telephone number is (818) 560-1000.

                                THE ACQUISITION

    Disney and Capital Cities have entered into an Amended and Restated Agreement and Plan of Reorganization, dated as of July 31, 1995 (the "Reorganization Agreement"), which, together with related merger agreements (the "Merger Agreements"), provides for the merger of DCA Merger Corp., a Delaware corporation and a wholly owned subsidiary of New Disney (the "Disney Merger"), with and into Disney and the merger of DCB Merger Corp., a Delaware corporation and a wholly owned subsidiary of New Disney, with and into Capital Cities (the "Capital Cities Merger"). The reorganization of the business of Disney and Capital Cities contemplated by the Reorganization Agreement and the Merger
Agreements is referred to herein as the "Acquisition." As a result of the Acquisition, each of Disney and Capital Cities will become a wholly owned subsidiary of New Disney. Following the consummation of the Acquisition, New Disney will be renamed "The Walt Disney Company." Upon consummation of the Capital Cities Merger, each Outstanding Capital Cities Share (as defined below) will be converted into cash, shares of common stock, par value $0.01 per share, of New Disney ("New Disney Common Stock") or a combination of both cash and New Disney Common Stock. Each Capital Cities shareholder will have the opportunity to indicate, on a form of election (the "Election Form"), whether such shareholder wishes to make a Standard Election, a Stock Election or a Cash Election (as such terms are defined below) for each share of common stock, par value $0.10 per share, of Capital Cities ("Capital Cities Common Stock") held by such shareholder. The allocation of cash and/or shares of New Disney Common Stock that a shareholder of Capital Cities may receive will depend on (i) the stated preferences of the Capital Cities shareholders on the Election Forms and
(ii) the proration procedures to be applied if the Requested Stock Amount exceeds the Stock Component or the Requested Cash Amount exceeds the Cash Component (as such terms are defined below).

    Shareholders of Capital Cities who make an effective "Standard Election" will receive, for each share of Capital Cities Common Stock for which such election is made, one share of New Disney Common Stock plus $65 in cash (collectively, the "Standard Consideration"). The number of shares of New Disney Common Stock and the amount of cash to be distributed to Capital Cities shareholders who make an effective Standard Election will not be affected in any way by the proration procedures described below. Shareholders of Capital Cities who make an effective "Stock Election" will receive (subject to the proration procedures described below), for each share of Capital Cities Common Stock for which such election is made, (i) one share of New Disney Common Stock plus (ii) a number of shares of New Disney Common Stock equal to a fraction, the numerator of which is $65 and the denominator of which is the Disney Common Stock Price (collectively, the "Stock Consideration"). The "Disney Common Stock Price" is an amount equal to the average of the closing sales prices of Disney Common Stock on the New York Stock Exchange Composite Tape on each of the ten consecutive trading days immediately preceding the second trading day prior to the Effective Time. "Effective Time" means the time and date which is the later of (a) the date and time of the filing of the certificate of merger relating to the Disney Merger with the Secretary of State of the State of Delaware (or such other date and time as may be specified in such certificate as permitted by Delaware law) and (b) the date and time of the filing of a certificate of merger by the Department of State of the State of New York with respect to the Capital Cities Merger (or such other date and time as may be specified in such certificate as permitted by New York law). Shareholders of Capital Cities who make an effective "Cash Election" will receive (subject to the proration procedures described below) for each share of Capital Cities Common Stock for which such election is made, in cash, an amount equal to $65 plus the Disney Common Stock Price (collectively, the "Cash Consideration"). If a holder of Capital Cities Common Stock does not make a Standard Election, a Cash Election or a Stock Election, or properly revokes an effective, properly completed Election Form without timely submitting a revised, properly completed Election Form, such Capital Cities shareholder will be deemed to have made a Cash Election.

    In the event that the aggregate number of shares of New Disney Common Stock requested by shareholders of Capital Cities pursuant to effective Stock Elections (the "Requested Stock Amount") exceeds the Stock Component, each holder making an effective Stock Election will receive, for each share of Capital Cities Common Stock for which a Stock Election has been made, (x) a number of shares of New Disney Common Stock equal to the product of the Stock Consideration and a fraction, the numerator of which is the Stock Component and the denominator of which is the Requested Stock Amount (such product, the "Prorated Stock Amount") and (y) cash in an amount equal to the product of (a)
the Stock Consideration minus the Prorated Stock Amount and (b) the Disney Common Stock Price. The "Stock Component" is the number of Outstanding Capital Cities Shares minus the aggregate number of Outstanding Capital Cities Shares with respect to which effective Standard Elections have been received by the Exchange Agent. The "Outstanding Capital Cities Shares" consist of the shares of Capital Cities Common Stock outstanding immediately prior to the Effective Time (which is exclusive of shares of Capital Cities Common Stock held in the Capital Cities treasury) minus the number of shares of Capital Cities Common Stock with respect to which dissenters' rights have been perfected pursuant to Section 623 of the New York Business Corporation Law ("Dissenting Shares").

    In the event that the aggregate amount of cash requested by shareholders of Capital Cities pursuant to effective or deemed Cash Elections (the "Requested Cash Amount") exceeds the Cash Component, each such holder will receive, for each share of Capital Cities Common Stock for which a Cash Election has been made or deemed to be made, (x) cash in an amount equal to the product of the Cash Consideration and a fraction, the numerator of which is the Cash Component and the denominator of which is the Requested Cash Amount (such product, the "Prorated Cash Amount") and (y) a number of shares of New Disney Common Stock equal to a fraction, the numerator of which is equal to the Cash Consideration minus the Prorated Cash Amount and the denominator of which is the Disney Common Stock Price. The "Maximum Cash Amount" is equal to the product of the number of Outstanding Capital Cities Shares and $65; PROVIDED, HOWEVER, that the Maximum Cash Amount may be increased in Disney's sole discretion at any time prior to the fifth business day after the deadline (the "Election Deadline") for Capital Cities shareholders to submit to the Exchange Agent appointed pursuant to the Reorganization Agreement (the "Exchange Agent") their completed Election Forms. The Election Deadline will be no later than the 20th business day after the Effective Time. The "Cash Component" is equal to the Maximum Cash Amount minus the product of (i) the number of shares of Capital Cities Common Stock for which effective Standard Elections have been made and (ii) $65. See "Unaudited Pro Forma Combined Condensed Financial Statements."

    No fractional shares of New Disney Common Stock will be issued pursuant to the Capital Cities Merger. In lieu of the issuance of any fractional shares of New Disney Common Stock, cash equal to the product of such fractional share amount and the Disney Common Stock Price will be paid to holders in respect of any fractional share of New Disney Common Stock that would otherwise be issuable.

    The obligations of Disney and Capital Cities to consummate the Acquisition are subject to the fulfillment of various conditions, including, among others:
(i) the effectiveness of the Registration Statement relating to the Acquisition and the absence of any stop order suspending the effectiveness thereof and no proceeding for that purpose having been initiated by the Commission; (ii) approval by the stockholders of Disney and the shareholders of Capital Cities;
(iii) expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (iv) receipt of all requisite orders and approvals of the Federal Communications Commission; and (v) listing of the New Disney Common Stock on the New York Stock Exchange, subject only to official notice of issuance. Consummation of the Acquisition is subject to a number of important contingencies, and no assurances can be given that it will occur. An investment in the Securities prior to the consummation of the Acquisition should not be made in reliance upon the Acquisition occurring.

                           BUSINESS OF CAPITAL CITIES

    Capital Cities, directly or through its subsidiaries, operates the ABC Television Network, ten television stations, the ABC Radio Networks and 21 radio stations, and provides programming for cable television. Capital Cities, through joint ventures, is engaged in international broadcast/cable services and television production and distribution. Capital Cities also publishes daily and weekly newspapers, shopping guides, various specialized and business periodicals and books, provides research services and also distributes information from databases.

    Capital Cities' assets include the ABC Television Network, which as of June 30, 1995 had 224 primary affiliated stations reaching 99.9% of all U.S. television households. A number of secondary affiliated stations add to the primary coverage. In addition, Capital Cities owns nine very high frequency
(VHF) television stations, one ultra high frequency (UHF) television station, eleven standard (AM) radio stations and ten frequency modulation (FM) radio stations. All but one television station are affiliated with the ABC Television Network and all but four radio stations are affiliated with the ABC Radio Networks.

    Generally, Capital Cities pays the cost of producing its own programs or acquiring broadcast rights from other producers for its network programming and pays varying amounts of compensation to its affiliated stations for broadcasting the programs and commercial announcements included therein. Substantially all revenues from network operations are derived from the sale to advertisers of time in network programs for commercial announcements.

    Capital Cities' Cable and International Broadcast operations are principally involved in the production and distribution of cable television programming, in the licensing of programming to domestic and international markets and in joint ventures in foreign-based television operations and television production and distribution entities. The primary domestic cable programming services are ESPN, A&E Television Network and Lifetime Television.

    Capital Cities' publishing operations (i) publish seven daily newspapers (five of which have Sunday editions); weekly community newspapers in four states; shopping guides and real estate magazines in eleven states; specialized publications that involve news and ideas for various industries; and consumer, special interest, trade and agricultural publications; and (ii) engage in research and database services.

                                USE OF PROCEEDS

    Unless otherwise indicated in an accompanying Prospectus Supplement, New Disney intends to use the net proceeds from the sale of the Securities for general corporate purposes, including, without limitation, to finance a portion of the Acquisition or to repay commercial paper or other indebtedness incurred by New Disney to finance the Acquisition.

    If the Acquisition is not consummated, the net proceeds of any Securities issued by New Disney will be transferred to Disney and will be used by Disney for general corporate purposes.

                      RATIOS OF EARNINGS TO FIXED CHARGES

    Set forth below are the consolidated ratios of earnings to fixed charges for Disney for the nine-month periods ended June 30, 1995 and 1994 and for each of the years in the five-year period ended September 30, 1994. Also set forth below are the unaudited pro forma combined ratios of earnings to fixed charges for New Disney for the nine months ended June 30, 1995 and for the year ended September 30, 1994:

                                  NINE MONTHS
                                ENDED JUNE 30,          YEAR ENDED SEPTEMBER 30,
                                ---------------   -------------------------------------
                                1995      1994    1994    1993    1992    1991    1990
                                -----     -----   -----   -----   -----   -----   -----
Actual (1)....................    8x        8x      9x      7x      8x      6x      11x
Pro forma (1)(2):
  Scenario 1..................     x                 x
  Scenario 2..................     x                 x

------------------------
(1) For purposes of these ratios, earnings are calculated by adding to (subtracting from) income from continuing operations before income taxes and cumulative effect of accounting changes, the following: fixed charges, excluding capitalized interest; and losses and (undistributed earnings) recognized with respect to less than 50% owned equity investments. Fixed charges consist of interest on borrowings and that portion of rental expense that represents interest.

(2)  [Provided supplementally to the Staff of the Commission]

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
            [Provided supplementally to the Staff of the Commission]

                       DESCRIPTION OF THE DEBT SECURITIES

    The following description sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the Debt Securities so offered will be described in the Prospectus Supplement relating to such Debt Securities.

    The Debt Securities may be issued, from time to time, in one or more series, and will constitute either Senior Debt Securities, Senior Subordinated Debt Securities or Subordinated Debt Securities. Senior Debt Securities may be issued
under an  Indenture,  dated as  of       ,  1995 (the  "Senior  Debt  Securities
Indenture"), between New Disney, Disney, as guarantor, and , as trustee (the "Senior Debt Securities Trustee"). The Senior Subordinated Debt Securities may be issued from time to time under an Indenture, dated as of , 1995 (the "Senior Subordinated Debt Securities Indenture"), between New Disney, Disney, as
guarantor, and        as  Trustee  (the  "Senior  Subordinated  Debt  Securities
Trustee"). The Subordinated Debt Securities may be issued from time to time under an Indenture, dated as of , 1995 (the "Subordinated Debt Securities Indenture"), between New Disney, Disney, as guarantor, and , as trustee (the "Subordinated Debt Securities Trustee").

    The Senior Debt Securities Indenture, the Senior Subordinated Debt Securities Indenture, and the Subordinated Debt Securities Indenture are
referred to herein individually as an "Indenture" and, collectively, as the "Indentures," and the Senior Debt Securities Trustee, the Senior Subordinated Debt Securities Trustee and the Subordinated Debt Securities Trustee are referred to herein individually as the "Trustee" and collectively as the "Trustees." Copies of the Indentures are filed as exhibits to the Registration Statement. Capitalized terms used in this section which are not otherwise defined in this Prospectus shall have the meanings set forth in the Indentures to which they relate. The following summaries of certain provisions of the Debt Securities and the Indentures do not purport to be complete and are subject to, and are qualified in their entirety by express reference to, all the provisions of the Indentures, including the definitions therein of certain terms. As used in the aforementioned sections of this Prospectus, "New Disney" refers to DC Holdco, Inc. and does not include its subsidiaries, including, after consummation of the Acquisition, Disney or Capital Cities.

GENERAL

    The Debt Securities will be direct, unsecured obligations of New Disney.

    The Indentures do not limit the aggregate principal amount of Debt Securities that may be issued thereunder and provide that Debt Securities may be issued thereunder from time to time in one or more series.

    Under the Indentures, New Disney will have the ability to issue Debt Securities with terms different from those of Debt Securities previously issued, without the consent of the holders of previously issued series of Debt Securities, in an aggregate principal amount determined by New Disney.

    Securities may be issued as Discount Securities, which may be sold at a discount below their principal amount. Even if Securities are not issued at a discount below their principal amount, such Securities may, for United States Federal income tax purposes, be deemed to have been issued with "original issue discount" ("OID") because of certain interest payment characteristics. Special United States Federal income tax considerations applicable to Securities issued with original issue discount, including Discount Securities, will be described in more detail in any applicable Prospectus Supplement. In addition, special United States Federal tax considerations or other restrictions or terms applicable to any Debt Securities which are issuable in bearer form, offered exclusively to United States Aliens or denominated in a currency other than United States dollars will be set forth in a Prospectus Supplement relating thereto.

    The applicable Prospectus Supplement or Prospectus Supplements will describe, among other things, the following terms of the Debt Securities offered thereby (the "Offered Debt Securities"): (i) the title of the Offered Debt Securities; (ii) any limit on the aggregate principal amount of the Offered Debt Securities; (iii) whether the Offered Debt Securities are to be issuable as Registered Securities or Bearer Securities or both and whether the Offered Debt Securities may be represented initially by a Debt Security in temporary or permanent global form, and if so, the initial Depositary with respect to such temporary or permanent global Debt Security and whether and the circumstances under which beneficial owners of interests in any such temporary or permanent global Debt Security may exchange such interests for Debt Securities of such series and of like tenor of any authorized form and denomination; (iv) the price or prices at which the Offered Debt Securities will be issued; (v) the date or dates on which the principal of the Offered Debt Securities is payable or the method of determination thereof; (vi) the place or places where and the manner in which the principal of and premium, if any, and interest, if any, on such Offered Debt Securities will be payable and the place or places where such Offered Debt Securities may be presented for transfer and, if applicable, conversion or exchange; (vii) the rate or rates at which the Offered Debt Securities will bear interest, or the method of calculating such rate or rates, if any, and the date or dates from which such interest, if any, will accrue;
(viii) the Interest Payment Dates, if any, on which any interest on the Offered Debt Securities will be payable, and the Regular Record Date for any interest payable on any Offered Debt Securities which are Registered Securities; (ix) the right or obligation, if any, of New Disney to redeem or purchase Debt Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof, the conditions, if any, giving rise to such right or obligation, and the period or periods within which, and the price or prices at which and the terms and conditions upon which Debt Securities of the series shall be redeemed or purchased, in whole or part, and any provisions for the remarketing of such Debt Securities; (x) whether such Offered Debt Securities are convertible or exchangeable into other debt or equity securities, and, if so, the terms and conditions upon which such conversion or exchange will be effected including the initial conversion or exchange price or rate and any adjustments thereto, the conversion or exchange period and other conversion or exchange provisions; (xi) the currency or currencies, including composite currencies or currency units, of payment of principal of and interest, if any, on the Offered Debt Securities, if other than U.S. dollars, and, if other than U.S. dollars, whether the Offered Debt Securities may be satisfied and discharged other than as provided in the Indenture and whether New Disney or the holders of any such Offered Debt Securities may elect to receive payments in respect of such Offered Debt Securities in a currency or currency units other than that in which such Offered Debt Securities are stated to be payable; (xii) any terms applicable to such Offered Debt Securities issued at an issue price below their stated principal amount, including the issue price thereof and the rate or rates at which such original issue discount will accrue; (xiii) if the amount of payments of principal of and interest, if any, on the Offered Debt Securities is to be determined by reference to an index, formula or other method, or based on a coin or currency or currency unit other than that in which the Offered Debt Securities are stated to be payable, the manner in which such amounts are to be determined and the calculation agent, if any, with respect thereto; (xiv) if other than the principal amount thereof, the portion of the principal amount of the Offered Debt Securities which will be payable upon declaration or acceleration of the Maturity thereof pursuant to an Event of Default; (xv) any deletions from, modifications of or additions to the Events of Default or covenants of New Disney with respect to such Offered Debt Securities, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth herein; (xvi) the terms and conditions of any Debt Guarantees (as defined below) of Disney with respect to the Offered Debt Securities, including the terms upon which any such guarantee may be released; (xvii) any special United States Federal income tax considerations applicable to the Offered Debt Securities; and (xviii) any other terms of the Offered Debt Securities not inconsistent with the provisions of any applicable Indenture. The applicable Prospectus Supplement will also describe the following terms of any series of Subordinated or Senior Subordinated Debt Securities offered hereby in respect of which this Prospectus is being delivered: (a) the rights, if any, to defer payments of interest on the Subordinated or Senior Subordinated Debt Securities of such series by extending the interest payment period, and the duration of such extensions, and

(b) the subordination terms of the Subordinated or Senior Subordinated Debt Securities of such series. The foregoing is not intended to be an exclusive list of the terms that may be applicable to any Offered Debt Securities and shall not limit in any respect the ability of New Disney to issue Debt Securities with terms different from or in addition to those described above or elsewhere in this Prospectus provided that such terms are not inconsistent with the applicable Indenture. Any such Prospectus Supplement will also describe any special provisions for the payment of additional amounts with respect to the Offered Debt Securities.

    The operations of New Disney, if the Acquisition is consummated will be conducted almost entirely through subsidiaries. The operations of Disney are currently conducted in significant part through subsidiaries. Accordingly, the cash flow and the consequent ability to service debt of New Disney and Disney, including the Debt Securities and any Debt Guarantees of Disney, are dependent upon the earnings of their subsidiaries and the distribution of those earnings to New Disney or Disney, as the case may be, whether by dividends, loans or otherwise. The payment of dividends and the making of loans and advances to New Disney and Disney by their subsidiaries may be subject to statutory or contractual restrictions, are contingent upon the earnings of those subsidiaries and are subject to various business considerations. Any right of New Disney and Disney to receive assets of any of its subsidiaries upon their liquidation or reorganization (and the consequent right of the holders of the Debt Securities to participate in those assets) will be effectively subordinated to the claims of that subsidiary's creditors (including trade creditors), except to the extent that New Disney or Disney, as the case may be, is itself recognized as a creditor of such subsidiary, in which case the claims of New Disney or Disney, as the case may be, would still be subordinate to any security interests in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by New Disney or Disney.

FORM, EXCHANGE, REGISTRATION AND TRANSFER

    The Debt Securities of a series may be issued solely as Registered Securities, solely as Bearer Securities (with or without coupons attached) or as both Registered Securities and Bearer Securities. Debt Securities of a series may be issuable in whole or part in the form of one or more global Debt Securities, as described below under "Global Debt Securities." Unless otherwise indicated in an applicable Prospectus Supplement, Registered Securities will be issuable in denominations of $1,000 and integral multiples thereof, and Bearer Securities will be issuable in denominations of $5,000 and $100,000.

    Registered Securities of any series will be exchangeable for other Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. In addition, if Debt Securities of any series are issuable as both Registered Securities and as Bearer Securities, at the option of the holder, subject to the terms of the applicable Indenture, Bearer Securities (accompanied by all unmatured coupons, except as provided below, and all matured coupons in default) of such series will be exchangeable for Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Unless otherwise indicated in an applicable Prospectus Supplement, any Bearer Security surrendered in exchange for a Registered Security between a Regular Record Date or a Special Record Date and the relevant date for payment of interest will be surrendered without the coupon relating to such date for payment of interest and interest will not be payable in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the holder of such coupon when due in accordance with the terms of the applicable Indenture. Bearer Securities may not be issued in exchange for Registered Securities.

    Debt Securities may be presented for exchange as provided above, and unless otherwise indicated in an applicable Prospectus Supplement, Registered Securities may be presented for registration of transfer, at the office or agency of New Disney designated as Registrar or co-registrar with respect to any series of Debt Securities, without service charge and upon payment of any taxes, assessments or other governmental charges as described in the applicable Indenture. Such transfer or exchange will be effected on the books of the Registrar or any other transfer agent appointed by New Disney upon such Registrar or transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. New Disney intends to initially appoint the Trustee as Registrar and the name of any different or additional Registrar designated by New Disney with respect to the Offered Debt Securities will be included in the Prospectus Supplement relating thereto. If a Prospectus Supplement refers to any transfer agents (in addition to the Registrar) designated by New Disney with respect to any series of Debt Securities, New Disney may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that, if Debt Securities of a series are issuable only as Registered Securities, New Disney will be required to maintain a transfer agent in each Place of Payment for such series and, if Debt Securities of a series are issuable as Bearer Securities, New Disney will be required to maintain (in addition to the Registrar) a transfer agent in a Place of Payment for such series located outside the United States. New Disney may at any time designate additional transfer agents with respect to any series of Debt Securities.

    In the event of any partial redemption of Debt Securities of any series, New Disney will not be required to (i) issue, register the transfer of or exchange Debt Securities of that series during a period beginning at the opening of business 15 days before any selection of Debt Securities of that series to be redeemed and ending at the close of business on (a) if Debt Securities of the series are issuable only as Registered Securities, the day of mailing of the relevant notice of redemption, and (b) if Debt Securities of the series are issuable as Bearer Securities, the day of the first publication of the relevant notice of redemption or, if Debt Securities of the series are also issuable as Registered Securities and there is no publication, the mailing of the relevant notice of redemption; (ii) register the transfer of or exchange any Registered Security, or portion thereof, called for redemption, except the unredeemed portion of any Registered Security being redeemed in part; or (iii) exchange any Bearer Security called for redemption, except to exchange such Bearer Security for a Registered Security of that series and of like tenor and principal amount that is immediately surrendered for redemption.

PAYMENT AND PAYING AGENTS

    Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of and interest, if any, on Registered Securities will be made at the office of such Paying Agent or Paying Agents as New Disney may designate from time to time, except that at the option of New Disney payment of principal or interest may be made by check or by wire transfer to an account maintained by the payee. Unless otherwise indicated in an applicable Prospectus Supplement, payment of any installment of interest on Registered Securities will be made to the person in whose name such Registered Security is registered at the close of business on the Regular Record Date for such interest.

    Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of and interest, if any, on Bearer Securities will be payable, subject to any applicable laws and regulations, at the offices of such Paying Agents outside the United States as New Disney may designate from time to time, or by check or by transfer to an account maintained by the payee outside the United States. Unless otherwise indicated in an applicable Prospectus Supplement, any payment of interest on any Bearer Securities will be made only against surrender of the coupon relating to such interest installment.

    Unless otherwise indicated in an applicable Prospectus Supplement, the Trustee will be designated as New Disney's sole Paying Agent for payments with respect to Debt Securities which are issuable solely as Registered Securities and as New Disney's Paying Agent in the Borough of Manhattan, The City of New York, for payments with respect to Debt Securities (subject to any limitations described in any applicable Prospectus Supplement) which are issuable as Bearer Securities. Any Paying Agents outside the United States and any other Paying Agents in the United States initially designated by New Disney for the Offered Debt Securities will be named in an applicable Prospectus Supplement. New Disney may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that, if Debt Securities of a series are issuable only as Registered Securities, New Disney will be required to maintain a Paying Agent in each Place of Payment for such series and, if Debt Securities of a series are issuable as Bearer Securities, New Disney will be required to maintain (i) a Paying Agent in the Borough of Manhattan, The City of New York for payments with respect to any Registered Securities of the series (and for payments with respect to Bearer Securities of the series in the circumstances described in the Indenture, but not otherwise), and (ii) a Paying Agent in a Place of Payment located outside the United States where Debt Securities of such series and any related coupons may be presented and surrendered for payment.

    All moneys paid by New Disney to a Paying Agent for the payment of principal of or interest, if any, on any Debt Security which remains unclaimed at the end of two years after such principal or interest shall have become due and payable will be repaid to New Disney, and the holder of such Debt Security or any coupon will thereafter look only to New Disney for payment thereof.

GLOBAL DEBT SECURITIES

    The Debt Securities of a series may be issued in whole or in part in global form. A Debt Security in global form will be deposited with, or on behalf of, a Depositary, which will be identified in an applicable Prospectus Supplement. A global Debt Security may be issued in either registered or bearer form and in either temporary or permanent form. A Debt Security in global form may not be transferred except as a whole to the Depositary for such Debt Security or to a nominee or successor of such Depositary. If any Debt Securities of a series are issuable in global form, the applicable Prospectus Supplement will describe the circumstances, if any, under which beneficial owners of interests in any such global Debt Security may exchange such interests for definitive Debt Securities of such series and of like tenor and principal amount in any authorized form and denomination, the manner of payment of principal of and interest, if any, on any such global Debt Security and the specific terms of the depositary arrangement with respect to any such global Debt Security.

GUARANTEES OF DEBT SECURITIES

    Under the terms of the Indentures and subject to the provisions thereof, prior to the consummation of the Acquisition, Disney will, and subsequent to the consummation of the Acquisition, Disney may, at its option, unconditionally guarantee to the holders from time to time of specified series of Debt Securities the full and prompt payment of principal, premium, if any, and interest when and as the same shall become due and payable, whether at maturity, upon redemption or otherwise. Any such guarantees (each, a "Debt Guarantee") will be unsecured obligations of Disney. Any right of payment of the holders of Senior Debt Securities under the related Debt Guarantee will be prior to the right of payment of the holders of Senior Subordinated Debt Securities or Subordinated Debt Securities under the related Debt Guarantee, and any right of payment of the holders of Senior Subordinated Debt Securities under the related Debt Guarantee will be prior to the right of payment of the holders of Subordinated Debt Securities under the related Debt Guarantee, in each case upon the terms set forth in the applicable Prospectus Supplement. The Debt Guarantees may be subordinated to other indebtedness and obligations of Disney to the extent set forth in the applicable Prospectus Supplement. Unless otherwise stated in the applicable Prospectus Supplement, upon consummation of the Acquisition, without any action by Disney, New Disney, the Trustees or any other person, all obligations of Disney under the Indentures and any Debt Guarantees will terminate and any event related to Disney which would otherwise constitute an Event of Default under the Indenture shall not constitute an Event of Default.

    If a Debt Guarantee is applicable to Debt Securities offered hereby, reference is made to the applicable Indenture and the accompanying Prospectus Supplement for a description of the specific terms of such Debt Guarantee, including events of default relating thereto, the outstanding principal amount of indebtedness and other obligations that will rank senior to such Debt Guarantee and, where applicable, subordination provisions of such Debt Guarantee and covenants of the Guarantor.

MERGERS AND SALES OF ASSETS

    New Disney may not consolidate with or merge into any other person or convey, transfer or lease its properties and assets substantially as an entirety to another person, unless, among other things, (i) the resulting, surviving or transferee person (if other than New Disney) is organized and existing under the laws of the United States, any state thereof or the District of Columbia and such person expressly assumes all obligations of New Disney under the Debt Securities and the Indenture, and (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred or be continuing under the Indenture. Upon the assumption of New Disney's obligations by a person to whom such properties or assets are conveyed, transferred or leased, subject to certain exceptions, New Disney shall be discharged from all obligations under the Debt Securities and the Indenture. Notwithstanding the foregoing, in the event the Acquisition does not occur, New Disney may consolidate with or merge into Disney and, upon such consolidation or merger, the Debt Securities will thereafter be obligations solely of Disney without any action on the part of Disney, New Disney or any other person.

    So long as any Debt Guarantee is in effect with respect to a series of Debt Securities, Disney may not consolidate with or merge into any other person or convey, transfer or lease its properties and assets substantially as an entirety to another person, unless, among other things, (i) the resulting, surviving or transferee person (if other than Disney) is organized and existing under the laws of the United States, any state thereof or the District of Columbia and such person expressly assumes all obligations of Disney under the Debt Guarantees and the Indenture, and (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred or be continuing under the Indenture. Upon the assumption of Disney's obligations by a person to whom such properties or assets are conveyed, transferred or leased, subject to certain exceptions, Disney shall be discharged from all obligations under the Debt Guarantees and the Indenture.

EVENTS OF DEFAULT

    Each Indenture provides that, if an Event of Default specified therein shall have occurred and be continuing, with respect to each series of the Debt Securities outstanding thereunder individually, the Trustee or the holders of not less than 25% in aggregate principal amount of the Outstanding Securities of such series may declare the principal amount (or, if any of the Debt Securities of such series are Discount Securities, such portion of the principal amount of such Debt Securities as may be specified by the terms thereof) of the Debt Securities of such series to be immediately due and payable. Under certain circumstances, the holders of a majority in aggregate principal amount of the Outstanding Securities of such series may rescind such a declaration.

    Under each Indenture, an Event of Default is defined as, with respect to each series of Securities outstanding thereunder individually, any of the following: (i) default in payment of the principal of any Debt Security of such series; (ii) default in payment of any interest on any Debt Security of such series when due, continuing for 30 days (or 60 days, in the case of Senior Subordinated or Subordinated Debt Securities); (iii) failure by New Disney to comply with its other agreements in the Debt Securities of such series or such Indenture for the benefit of the holders of Debt Securities of such series upon the receipt by New Disney of notice of such Default by the Trustee or the holders of at least 25% in aggregate principal amount of the Outstanding Securities of such series and New Disney's failure to cure such Default within 60 days after receipt by New Disney of such notice; (iv) certain events of bankruptcy or insolvency; (v) in the case of Debt Securities guaranteed by Disney, any Debt Guarantee shall for any reason cease to be, or be asserted in writing by a responsible officer of Disney not to be, in full force and effect, except to the extent contemplated by the Indenture and such Debt Guarantee; and
(vi)  any  other  Event  of  Default  set  forth  in  an  applicable  Prospectus
Supplement.

    The Trustee shall give notice to holders of the Debt Securities of any continuing Default known to the Trustee within 90 days after the occurrence thereof; PROVIDED, that the Trustee may withhold such notice, as to any Default other than a payment Default, if it determines in good faith that withholding the notice is in the interests of the holders.

    The holders of a majority in principal amount of the Outstanding Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of such series; PROVIDED that such direction shall not be in conflict with any law or the Indenture and subject to certain other limitations. Before proceeding to exercise any right or power under the Indenture at the direction of such holders, the Trustee shall be entitled to receive from such holders reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with any such direction. With respect to each series of Debt Securities, no holder will have any right to pursue any remedy with respect to the Indenture or the Debt Securities, unless (i) such holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Debt Securities of such series; (ii) the holders of at least 25% in aggregate principal amount of the Outstanding Securities of such series shall have made a written request to the Trustee to pursue such remedy;
(iii) such holder or holders have offered to the Trustee reasonable indemnity satisfactory to the Trustee; (iv) the holders of a majority in aggregate principal amount of the Outstanding Securities of such series have not given the Trustee a direction inconsistent with such request within 60 days after receipt of such request; and (v) the Trustee shall have failed to comply with the request within such 60-day period.

    Notwithstanding the foregoing, the right of any holder of any Debt Security or coupon to receive payment of the principal of and interest in respect of such Debt Security or payment of such coupon on the Stated Maturity or Maturities expressed in such Debt Security or coupon or to institute suit for the enforcement of any such payments shall not be impaired or adversely affected without such holder's consent. The holders of at least a majority in aggregate principal amount of the Outstanding Securities of any series of Debt Securities may waive an existing Default with respect to such series and its consequences, other than (i) any Default in any payment of the principal of, or interest on, any Debt Security of such series or (ii) any Default in respect of certain covenants or provisions in the Indenture which may not be modified without the consent of the holder of each Outstanding Security of such series affected as described in "Modification and Waiver," below.

    Each Indenture provides that the Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending September 30, 1996) an Officers' Certificate stating whether or not the signers know of any Default that occurred during such period.

MODIFICATION AND WAIVER

    New Disney, Disney and the Trustee may execute a supplemental indenture without the consent of the holders of the Debt Securities or any related coupons
(i) to add to the covenants, agreements and obligations of New Disney or Disney for the benefit of the holders of all the Debt Securities of any series and any related Debt Guarantees or to surrender any right or power conferred in the Indenture upon New Disney or Disney; (ii) to evidence the succession of another corporation to New Disney and the assumption by it of the obligations of New Disney under the Indenture and the Debt Securities or to evidence the succession of another corporation to Disney and the assumption by it of the obligations of Disney under the Indenture and the Debt Guarantees; (iii) to provide that Bearer Securities may be registrable as to principal, to change or eliminate any restrictions (including restrictions relating to payment in the United States) on the payment of principal of or interest, if any, on Bearer Securities, to permit Bearer Securities to be issued in exchange for Registered Securities, to permit Bearer Securities to be issued in exchange for Bearer Securities of other authorized denominations or to permit the issuance of Debt Securities in uncertificated form; (iv) to establish the form or terms of Debt Securities of any series and any related Debt Guarantees or coupons as permitted by the Indenture; (v) to provide for the acceptance of appointment under the Indenture of a successor Trustee with respect to the Debt Securities of one or more series and to add to or change any provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts by more than one Trustee; (vi) to cure any ambiguity, defect or inconsistency; (vii) to add to, change or eliminate any provisions (which addition, change or elimination may apply to one or more series of Debt Securities), PROVIDED that any such addition, change or elimination neither (a) applies to any Debt Security of any series created prior to the execution of such supplemental indenture and is entitled to the benefit of such provision nor (b) modifies the rights of the holder of any such Debt Security with respect to such provision; (viii) to secure the Debt Securities; or (ix) to make any other change that does not adversely affect the rights of any Securityholder.

    Each Indenture provides that, with the consent of the holders of not less than a majority in aggregate principal amount of the Outstanding Securities of the series affected by such supplemental indenture, New Disney, Disney and the Trustee may also execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, the Indenture with respect to such series of Debt Securities or modify in any manner the rights of the holders of the Debt Securities of such series and any related coupons under such Indenture; PROVIDED that no such supplemental indenture will, without the consent of the holder of each such Outstanding Security affected thereby (i) change the stated maturity of the principal of, or any installment of principal or interest on, any such Debt Security or any premium payable upon redemption thereof, or reduce the amount of principal of any Debt Security that is a Discount Security and that would be due and payable upon declaration of acceleration of maturity thereof; (ii) reduce the principal amount of, or the rate of interest on, any such Debt Security; (iii) change the place or currency of payment of principal or interest, if any, on any such Debt Security; (iv) impair the right to institute suit for the enforcement of any payment on or with respect to any such Debt Security; (v) reduce the above-stated percentage of holders of Debt Securities of any series necessary to modify or amend such Indenture; (vi) modify the foregoing requirements or reduce the percentage in principal amount of Outstanding Securities of any series necessary to waive any covenant or past default; (vii) make any change in the terms of any Debt Guaranty with respect to the Debt Securities of any series in any manner adverse to the rights of the holders of Debt Securities of such series; or (viii) in the case of Senior Subordinated or Subordinated Debt Securities, amend or modify any of the provisions of such Indenture relating to subordination of the Debt Securities in any manner adverse to the holders of such Debt Securities. Holders of not less than a majority in principal amount of the Outstanding Securities of any series may waive certain past Defaults and may waive compliance by New Disney with certain of the restrictive covenants described above with respect to the Debt Securities of such series.

DISCHARGE AND DEFEASANCE

    Unless otherwise indicated in an applicable Prospectus Supplement, each Indenture provides that New Disney may satisfy and discharge obligations thereunder with respect to the Debt Securities of any series by delivering to the Trustee for cancellation all Outstanding Securities of such series or depositing with the Trustee, after such Outstanding Securities have become due and payable, cash sufficient to pay at Stated Maturity all of the Outstanding Securities of such series and paying all other sums payable under the Indenture with respect to such series.

    In addition, unless otherwise indicated in an applicable Prospectus Supplement, each Indenture provides that: New Disney and Disney (a) shall be discharged from its obligations in respect of the Debt Securities of such series ("defeasance and discharge"), or (b) may cease to comply with certain restrictive covenants ("covenant defeasance") including those described under "Mergers and Sales of Assets" and any such omission shall not be an Event of Default with respect to the Debt Securities of such series, in each case at any time prior to the Stated Maturity or redemption thereof, when New Disney has irrevocably deposited with the Trustee, in trust, (i) sufficient funds in the currency or currency unit in which the Debt Securities are denominated to pay the principal of (and premium, if any) and interest to Stated Maturity (or redemption) on, the Debt Securities of such series, or (ii) such amount of direct obligations of, or obligations the principal of (and premium, if any) and interest on which are fully guaranteed by, the government which issued the currency in which the Debt Securities are denominated, and which are not subject to prepayment, redemption or call, as will, together with the predetermined and certain income to accrue thereon without consideration of any reinvestment thereof, be sufficient to pay when due the principal of (and premium, if any) and interest to Stated Maturity (or redemption) on, the Debt Securities of such series. Such defeasance and discharge and covenant defeasance are conditioned upon, among other things, New Disney's delivery of an opinion of counsel that the holders of the Debt Securities of such series will not recognize income, gain or loss for United States Federal income tax purposes as a result of such defeasance, and will be subject to tax in the same manner as if no defeasance and discharge or covenant defeasance, as the case may be, had occurred. Upon such defeasance and discharge, the holders of the Debt Securities of such series shall no longer be entitled to the benefits of the Indenture, except for the purposes of registration of transfer and exchange of the Debt Securities of such series and replacement of lost, stolen or mutilated Debt Securities and shall look only to such deposited funds or obligations for payment.

THE TRUSTEES

    The  Senior Debt  Securities Trustee  is a                     .  The Senior
Subordinated Debt Securities Trustee is a               . The Subordinated  Debt
Securities  Trustee is a              . Each Trustee will be permitted to engage
in other transactions with Disney, New Disney and each of their subsidiaries; HOWEVER, if the Trustee acquires any conflicting interest, it must eliminate such conflict or resign.

                         DESCRIPTION OF PREFERRED STOCK

    New Disney may issue, from time to time, shares of one or more series or classes of Preferred Stock. The obligation of New Disney to make dividend payments and payments upon liquidation or redemption with respect to Preferred Stock issued prior to the consummation of the Acquisition will be guaranteed, to the extent set forth herein and in any applicable Prospectus Supplement, by Disney, which guarantee will be released upon the consummation of the Acquisition.

    The following description sets forth certain general terms and provisions of the Preferred Stock to which any Prospectus Supplement may relate. The particular terms of any series of Preferred Stock and the extent, if any, to which such general provisions may apply to the series of Preferred Stock so offered will be described in the Prospectus Supplement relating to such Preferred Stock. The following summary of certain provisions of the Preferred Stock do not purport to be complete and is subject to, and is qualified in its entirety by express reference to, the provisions of New Disney's Restated Certificate of Incorporation (the "New Disney Certificate of Incorporation") and the Certificate of Designation relating to a specific series of the Preferred Stock (the "Certificate of Designation"), which will be in the form filed as an exhibit to, or incorporated by reference in, the Registration Statement of which this Prospectus is a part at or prior to the time of issuance of such series of Preferred Stock.

    Under the New Disney Certificate of Incorporation, New Disney has the authority to issue 100,000,000 shares of Preferred Stock. The Board of Directors of New Disney is authorized to issue shares of Preferred Stock, in one or more series or classes, and to fix for each such series voting powers and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions as are permitted by the Delaware General Corporation Law.

    The Board of Directors of New Disney shall be authorized to determine for each series of Preferred Stock, and the Prospectus Supplement shall set forth with respect to such series: (i) the designation of such shares and the number of shares that constitute such series, (ii) the dividend rate (or the method of calculation thereof), if any, on the shares of such series and the priority as to payment of dividends with respect to other classes or series of capital stock of New Disney, (iii) the dividend periods (or the method of calculation thereof), (iv) the voting rights of the shares, (v) the liquidation preference and the priority as to payment of such liquidation preference with respect to other classes or series of capital stock of New Disney and any other rights of the shares of such series upon any liquidation or winding-up of New Disney, (vi) whether or not and on what terms the shares of such series will be subject to redemption or repurchase at the option of New Disney, (vii) whether and on what terms the shares of such series will be convertible into or exchangeable for other debt or equity securities, (viii) whether depositary shares representing shares of such series of Preferred Stock will be offered and, if so, the fraction of a share of such series of Preferred Stock represented by each depositary share (see "Description of Depositary Shares" below), (ix) whether the shares of such series of Preferred Stock will be listed on a
securities   exchange,  (x)  any  special   United  States  Federal  income  tax
considerations applicable to such series, and (xi) the other rights and privileges and any qualifications, limitations or restrictions of such rights or privileges of such series.

DIVIDENDS

    Holders of shares of Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors of New Disney out of funds of New Disney legally available therefor, an annual cash dividend payable at such dates and at such rates, if any, per share per annum as set forth in the applicable Prospectus Supplement.

    Unless otherwise set forth in the applicable Prospectus Supplement, each series of Preferred Stock will rank junior as to dividends to any Preferred Stock that may be issued in the future that is expressly senior as to dividends to the Preferred Stock. If at any time New Disney has failed to pay accrued dividends on any such senior shares at the time such dividends are payable, New Disney may not pay any dividend on the Preferred Stock or redeem or otherwise repurchase shares of Preferred Stock until such accumulated but unpaid dividends on such senior shares have been paid or set aside for payment in full by New Disney.

    Unless otherwise set forth in the applicable Prospectus Supplement, no dividends (other than in common stock or other capital stock ranking junior to the Preferred Stock of any series as to dividends and upon liquidation) shall be declared or paid or set aside for payment, nor shall any other distribution be declared or made upon the common stock, or any other capital stock of New Disney ranking junior to or on a parity with the Preferred Stock of such series as to dividends, nor shall any common stock or any other capital stock of New Disney ranking junior to or on a parity with the Preferred Stock of such series as to dividends be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by New Disney (except by conversion into or exchange for other capital stock of New Disney ranking junior to the Preferred Stock of such series as to dividends) unless (i) if such series of Preferred Stock has a cumulative dividend, full cumulative dividends on the Preferred Stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for all past dividend periods and the then current dividend period and (ii) if such series of Preferred Stock does not have a cumulative dividend, full dividends on the Preferred Stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period; provided, however, that any monies theretofore deposited in any sinking fund with respect to any preferred stock in compliance with the provisions of such sinking fund may thereafter be applied to the purchase or redemption of such preferred stock in accordance with the terms of such sinking fund, regardless of whether at the time of such application full cumulative dividends upon shares of the Preferred Stock outstanding on the last dividend payment date shall have been paid or declared and set apart for payment; and provided, further, that any such junior or parity preferred stock or common stock may be converted into or exchanged for stock of New Disney ranking junior to the Preferred Stock as to dividends.

    The amount of dividends payable for the initial dividend period or any period shorter than a full dividend period shall be computed on the basis of a 360-day year of twelve 30-day months. Accrued but unpaid dividends will not bear interest.

CONVERTIBILITY

    No series of Preferred Stock will be convertible into, or exchangeable for, other securities or property except as set forth in the applicable Prospectus Supplement.

REDEMPTION AND SINKING FUND

    No series of Preferred Stock will be redeemable or receive the benefit of a sinking fund except as set forth in the applicable Prospectus Supplement.

LIQUIDATION RIGHTS

    Unless otherwise set forth in the applicable Prospectus Supplement, in the event of any liquidation, dissolution or winding up of New Disney, the holders of shares of each series of Preferred Stock are entitled to receive out of assets of New Disney available for distribution to stockholders, before any distribution of assets is made to holders of: (i) any other shares of preferred stock ranking junior to such series of Preferred Stock as to rights upon liquidation, dissolution or winding up; and (ii) shares of common stock, liquidating distributions per share in the amount of the liquidation preference specified in the applicable Prospectus Supplement for such series of Preferred Stock plus any dividends accrued and accumulated but unpaid to the date of final distribution; but the holders of each series of Preferred Stock will not be entitled to receive the liquidating distribution of, plus such dividends on, such shares until the liquidation preference of any shares of New Disney's capital stock ranking senior to such series of the Preferred Stock as to the rights upon liquidation, dissolution or winding up shall have been paid (or a sum set aside therefor sufficient to provide for payment) in full. If upon any liquidation, dissolution or winding up of New Disney, the amounts payable with respect to the Preferred Stock, and any other Preferred Stock ranking as to any such distribution on a parity with the Preferred Stock are not paid in full, the holders of the preferred stock and such other parity preferred stock will share ratably in any such distribution of assets in proportion to the full respective preferential amount to which they are entitled. Unless otherwise specified in a Prospectus Supplement for a series of Preferred Stock, after payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of Preferred Stock will not be entitled to any further participation in any distribution of assets by New Disney. Neither a consolidation or merger of New Disney with another corporation nor a sale of securities shall be considered a liquidation, dissolution or winding up of New Disney.

VOTING RIGHTS

    Holders of Preferred Stock will not have any voting right except as set forth below or in the applicable Prospectus Supplement or as otherwise from time to time required by law. Whenever dividends on any applicable series of Preferred Stock or any other class or series of stock ranking on a parity with the applicable series of Preferred Stock with respect to the payment of dividends shall be in arrears for the equivalent of six quarterly dividend periods, whether or not consecutive, the holders of shares of such series of Preferred Stock (voting separately as a class with all other series of Preferred Stock then entitled to such voting rights) will be entitled to vote for the election of two of the authorized number of directors of New Disney at the next annual meeting of stockholders and at each subsequent meeting until all dividends accumulated on such series of Preferred Stock shall have been fully paid or set apart for payment. The term of office of all directors elected by the holders of such Preferred Stock shall terminate immediately upon the termination of the right of the holders of such Preferred Stock to vote for directors. Unless otherwise set forth in the applicable Prospectus Supplement, holders of shares of Preferred Stock will have one vote for each share held.

    So long as any shares of any series of Preferred Stock remain outstanding, New Disney shall not, without the consent of holders of at least two-thirds of the shares of such series of Preferred Stock outstanding at the time, voting separately as a class with all other series of Preferred Stock of New Disney upon which like voting rights have been conferred and are exercisable, (i) issue or increase the authorized amount of any class or series of stock ranking prior to the outstanding Preferred Stock as to dividends or upon liquidation or (ii) amend, alter or repeal the provisions of New Disney's Certificate of Incorporation or of the resolutions contained in the Certificate of Designation relating to such series of Preferred Stock, whether by merger, consolidation or otherwise, so as to materially adversely affect any power, preference or special right of such series of Preferred Stock or the holders thereof; PROVIDED, HOWEVER, that any increase in the amount of the authorized common stock or authorized preferred stock or any increase or decrease in the number of shares of any series of preferred stock or the creation and issuance of other series of common stock or preferred stock ranking on a parity with or junior to Preferred Stock as to dividends and upon liquidation, dissolution or winding up shall not be deemed to materially adversely affect such powers, preferences or special rights.

MISCELLANEOUS

    The holders of Preferred Stock will have no preemptive rights. The Preferred Stock, upon issuance against full payment of the purchase price therefor, will be fully paid and nonassessable. Shares of Preferred Stock redeemed or otherwise reacquired by New Disney shall resume the status of authorized and unissued shares of Preferred Stock undesignated as to series, and shall be available for subsequent issuance. There are no restrictions on repurchase or redemption of the Preferred Stock while there is any arrearage on sinking fund installments except as may be set forth in an applicable Prospectus Supplement. Payment of dividends on any series of Preferred Stock may be restricted by loan agreements, indentures and other transactions entered into by New Disney. The accompanying Prospectus Supplement will describe any material contractual restrictions on dividend payments.

NO OTHER RIGHTS

    The shares of a series of Preferred Stock will not have any preferences, voting powers or relative, participating, optional or other special rights except as set forth above or in the applicable Prospectus Supplement, the Certificate of Incorporation or the applicable Certificate of Designation or as otherwise required by law.

TRANSFER AGENT AND REGISTRAR

    The transfer agent and registrar for each series of Preferred Stock will be designated in the applicable Prospectus Supplement.

                        DESCRIPTION OF DEPOSITARY SHARES

GENERAL

    New Disney may, at its option, elect to offer fractional shares of the Preferred Stock of a series, rather than full shares of the Preferred Stock of such series. In the event such option is exercised, New Disney will issue receipts for Depositary Shares, each of which will represent a fraction (to be set forth in the Prospectus Supplement relating to a particular series of Preferred Stock) of a share of a particular series of Preferred Stock as described below.

    The shares of any series of Preferred Stock represented by Depositary Shares will be deposited under a Deposit Agreement (the "Deposit Agreement") among New Disney, a depositary to be named in the applicable Prospectus Supplement (the "Preferred Stock Depositary"), and the holders from time to time of depositary receipts issued thereunder. Subject to the terms of the Deposit Agreement, each holder of a Depositary Share will be entitled, in proportion to the applicable fraction of a share of Preferred Stock represented by such Depositary Share, to all the rights and preferences of the Preferred Stock represented thereby (including dividend, voting, redemption, subscription and liquidation rights).

    The Depositary Shares will be evidenced by depositary receipts issued pursuant to the Deposit Agreement ("Depositary Receipts"). Depositary Receipts will be distributed to those persons purchasing the fractional shares of the related series of Preferred Stock.

    The following description sets forth certain general terms and provisions of the Depositary Shares to which any Prospectus Supplement may relate. The particular terms of the Depositary Shares to which any Prospectus Supplement may relate and the extent, if any, to which such general provisions may apply to the Depositary Shares so offered will be described in the applicable Prospectus Supplement. The forms of Deposit Agreement and Depositary Receipt are filed as exhibits to the Registration Statement. Capitalized terms used in this section which are not otherwise defined in this Prospectus shall have the meanings set forth in the Deposit Agreement. The following summary of certain provisions of the Depositary Shares and Deposit Agreement does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, all the provisions of the Deposit Agreement, including the definitions therein of certain terms.

    Immediately following the issuance of shares of a series of Preferred Stock by New Disney, New Disney will deposit such shares with the Preferred Stock Depositary, which will then issue and deliver the Depositary Receipts to the purchasers thereof. Depositary Receipts will only be issued evidencing whole Depositary Shares. A Depositary Receipt may evidence any number of whole Depositary Shares.

    Pending the preparation of definitive engraved Depositary Receipts, the Preferred Stock Depositary may, upon the written order of New Disney, issue temporary Depositary Receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive Depositary Receipts but not in definitive form. Definitive Depositary Receipts will be prepared thereafter without unreasonable delay, and such temporary Depositary Receipts will be exchangeable for definitive Depositary Receipts at New Disney's expense.

DIVIDENDS AND OTHER DISTRIBUTIONS

    The Preferred Stock Depositary will distribute all cash dividends or other cash distributions received in respect of the related series of Preferred Stock to the record holders of Depositary Shares relating to such series of Preferred Stock in proportion to the number of such Depositary Shares owned by such holders.

    In the event of a distribution other than in cash, the Preferred Stock Depositary will distribute property received by it to the record holders of Depositary Shares entitled thereto in proportion to the number of Depositary Shares owned by such holders, unless the Preferred Stock Depositary determines that such distribution cannot be made proportionately among such holders or that it is not feasible to make such distributions, in which case the Preferred Stock Depositary may, with the approval of New Disney, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at such place or places and upon such terms as it may deem proper.

    The amount distributed in any of the foregoing cases will be reduced by any amounts required to be withheld by New Disney or the Preferred Stock Depositary on account of taxes or other governmental charges.

REDEMPTION OF DEPOSITARY SHARES

    If a series of the Preferred Stock underlying the Depositary Shares is subject to redemption, the Depositary Shares will be redeemed from the proceeds received by the Preferred Stock Depositary resulting from any redemption, in whole or in part, of such series of the Preferred Stock held by the Preferred Stock Depositary. The redemption price per Depositary Share will be equal to the applicable fraction of the redemption price per share payable with respect to such series of the Preferred Stock. If New Disney redeems shares of a series of Preferred Stock held by the Preferred Stock Depositary, the Preferred Stock Depositary will redeem as of the same redemption date the number of Depositary Shares representing the shares of Preferred Stock so redeemed. If less than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot or substantially equivalent method determined by the Preferred Stock Depositary.

    After the date fixed for redemption, the Depositary Shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the Depositary Shares will cease, except the right to receive the moneys payable upon such redemption and any money or other property to which the holders of such Depositary Shares were entitled upon such redemption, upon surrender to the Preferred Stock Depositary of the Depositary Receipts evidencing such Depositary Shares. Any funds deposited by New Disney with the Preferred Stock Depositary for any Depositary Shares that the holders thereof fail to redeem will be returned to New Disney after a period of two years from the date such funds are so deposited.

VOTING THE PREFERRED STOCK

    Upon receipt of notice of any meeting at which the holders of any series of the Preferred Stock are entitled to vote, the Preferred Stock Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Shares relating to such series of Preferred Stock. Each record holder of such Depositary Shares on the record date (which will be the same date as the record date for the related series of Preferred Stock) will be entitled to instruct the Preferred Stock Depositary as to the exercise of the voting rights pertaining to the number of shares of the series of Preferred Stock represented by such holder's Depositary Shares. The Preferred Stock Depositary will endeavor, insofar as practicable, to vote or cause to be voted the number of shares of the Preferred Stock represented by such Depositary Shares in accordance with such instructions, provided the Preferred Stock Depositary receives such instructions sufficiently in advance of such meeting to enable it to so vote or cause to be voted the shares of Preferred Stock, and New Disney will agree to take all reasonable action that may be deemed necessary by the Preferred Stock Depositary in order to enable the Preferred Stock Depositary to do so. The Preferred Stock Depositary will abstain from voting shares of the Preferred Stock to the extent it does not receive specific instructions from the holders of Depositary Shares representing such Preferred Stock.

WITHDRAWAL OF STOCK

    Upon surrender of the Depositary Receipts at the corporate trust office of the Preferred Stock Depositary and upon payment of the taxes, charges and fees provided for in the Deposit Agreement and subject to the terms thereof, the holder of the Depositary Shares evidenced thereby is entitled to delivery at such office, to or upon his or her order, of the number of whole shares of the related series of Preferred Stock and any money or other property, if any, represented by such Depositary Shares. Holders of Depositary Shares will be entitled to receive whole shares of the related series of Preferred Stock, but holders of such whole shares of Preferred Stock will not thereafter be entitled to deposit such shares of Preferred Stock with the Preferred Stock Depositary or to receive Depositary Shares therefor. If the Depositary Receipts delivered by the holder evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of the related series of Preferred Stock to be withdrawn, the Preferred Stock Depositary will deliver to such holder or upon his or her order at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

    The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may at any time and from time to time be amended by agreement between New Disney and the Preferred Stock Depositary. However, any amendment that materially adversely alters the rights of the holders of Depositary Shares will not be effective unless such amendment has been approved by the holders of at least a majority of the Depositary Shares then outstanding. Every holder of a Depositary Receipt at the time such amendment becomes effective will be deemed, by continuing to hold such Depositary Receipt, to be bound by the Deposit Agreement as so amended. Notwithstanding the foregoing, in no event may any amendment impair the right of any holder of any Depositary Shares, upon surrender of the Depositary Receipts evidencing such Depositary Shares and subject to any conditions specified in the Deposit Agreement, to receive shares of the related series of Preferred Stock and any money or other property represented thereby, except in order to comply with mandatory provisions of applicable law. The Deposit Agreement may be terminated by New Disney at any time upon not less than 60 days prior written notice to the Preferred Stock Depositary, in which case, on a date that is not later than 30 days after the date of such notice, the Preferred Stock Depositary shall deliver or make available for delivery to holders of Depositary Shares, upon surrender of the Depositary Receipts evidencing such Depositary Shares, such number of whole or fractional shares of the related series of Preferred Stock as are represented by such Depositary Shares. The Deposit Agreement shall automatically terminate after all outstanding Depositary Shares have been redeemed or there has been a final distribution in respect of the related series of Preferred Stock in connection with any liquidation, dissolution or winding up of New Disney and such distribution has been distributed to the holders of Depositary Shares.

CHARGES OF DEPOSITARY

    New Disney will pay all transfer and other taxes and the governmental charges arising solely from the existence of the depositary arrangements. New Disney will pay the charges of the Preferred Stock

Depositary, including charges in connection with the initial deposit of the related series of Preferred Stock and the initial issuance of the Depositary Shares and all withdrawals of shares of the related series of Preferred Stock, except that holders of Depositary Shares will pay other transfer and other taxes and governmental charges and such other charges as are expressly provided in the Deposit Agreement to be for their accounts.

RESIGNATION AND REMOVAL OF DEPOSITARY

    The Preferred Stock Depositary may resign at any time by delivering to New Disney written notice of its election to do so, and New Disney may at any time remove the Depositary, any such resignation or removal to take effect upon the appointment of a successor Preferred Stock Depositary, which successor Preferred Stock Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

MISCELLANEOUS

    The Preferred Stock Depositary will forward to the holders of Depositary Shares all reports and communications from New Disney that are delivered to the Preferred Stock Depositary and which New Disney is required to furnish to the holders of the Preferred Stock.

    The Preferred Stock Depositary's corporate trust office will be identified in the applicable Prospectus Supplement. Unless otherwise set forth in the applicable Prospectus Supplement, the Preferred Stock Depositary will act as transfer agent and registrar for Depositary Receipts and if shares of a series of Preferred Stock are redeemable, the Preferred Stock Depositary will act as redemption agent for the corresponding Depositary Receipts.

                            DESCRIPTION OF WARRANTS

GENERAL

    New Disney may issue, together with other Securities or separately, warrants for the purchase of (i) Debt Securities ("Debt Warrants") or (ii) Preferred Stock ("Preferred Stock Warrants" and, together with the Debt Warrants, the "Warrants").

    The Warrants will be issued under Warrant Agreements to be entered into between New Disney and a bank or trust company, as warrant agent, all to be set forth in the applicable Prospectus Supplement relating to any or all Warrants in respect of which this Prospectus is being delivered. Copies of the form of agreement for each Warrant, including the forms of certificates representing the Warrants ("Warrant Certificates") reflecting the provisions to be included in such agreements that will be entered into with respect to the particular offerings of each type of warrant are filed as exhibits to the Registration Statement of which this Prospectus forms a part.

    The following description sets forth certain general terms and provisions of the Warrants to which any Prospectus Supplement may relate. The particular terms of the Warrants to which any Prospectus Supplement may relate and the extent, if any, to which such general provisions may apply to the Warrants so offered will be described in the applicable Prospectus Supplement. Capitalized terms used in this section which are not otherwise defined in this Prospectus shall have the meanings set forth in the Warrant Agreement and Warrant Certificate. The following summary of certain provisions of the Warrants, Warrant Agreement and Warrant Certificate does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, all the provisions of the Warrant Agreement and Warrant Certificate, including the definitions therein of certain terms.

DEBT WARRANTS

    GENERAL. Reference is made to the applicable Prospectus Supplement for the terms of Debt Warrants in respect of which this Prospectus is being delivered, the Debt Warrant Agreement relating to such Debt Warrants and the Debt Warrant Certificates representing such Debt Warrants, including the following: (i) the designation, aggregate principal amount and terms of the Debt Securities purchasable upon exercise of such Debt Warrants and the procedures and conditions relating to the exercise of such Debt Warrants; (ii) the designation and terms of any related Debt Securities with which such Debt Warrants are issued and the number of such Debt Warrants issued with each such Debt Security;
(iii) the date, if any, on and after which such Debt Warrants and the related Debt Securities will be separately transferable; (iv) the principal amount of Debt Securities purchasable upon exercise of each Debt Warrant and the price at which such principal amount of Debt Securities may be purchased upon such exercise; (v) the date on which the right to exercise such Debt Warrants shall commence and the date on which such right shall expire; (vi) a discussion of the material United States Federal income tax considerations applicable to the exercise of Debt Warrants; (vii) whether the Debt Warrants represented by the Debt Warrant Certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered; (viii) call provisions of such Debt Warrants, if any; and (ix) any other terms of the Debt Warrants.

    Debt Warrant Certificates will be exchangeable for new Debt Warrant Certificates of different denominations and Debt Warrants may be exercised at the corporate trust office of the Debt Warrant Agent or any other office indicated in the applicable Prospectus Supplement. Prior to the exercise of their Debt Warrants, holders of Debt Warrants will not have any of the rights of holders of the Debt Securities purchasable upon such exercise and will not be entitled to payments of principal of (and premium, if any) or interest, if any, on the Debt Securities purchasable upon such exercise.

    EXERCISE OF DEBT WARRANTS. Each Debt Warrant will entitle the holder to purchase for cash such principal amount of Debt Securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the applicable Prospectus Supplement relating to the Debt Warrants offered thereby. Debt Warrants may be exercised at any time up to 5:00 p.m. New York City time on the expiration date set forth in the applicable Prospectus
Supplement. After 5:00 p.m. New York City time on the expiration date, unexercised Debt Warrants will become void.

    Debt Warrants may be exercised as set forth in the applicable Prospectus Supplement relating to the Debt Warrants. Upon receipt of payment and the Debt Warrant Certificate properly completed and duly executed at the corporate trust office of the Debt Warrant Agent on any other office indicated in the applicable Prospectus Supplement, New Disney will, as soon as practicable, forward the Debt Securities purchasable upon such exercise. If less than all of the Debt Warrants represented by such Debt Warrant Certificate are exercised, a new Debt Warrant Certificate will be issued for the remaining amount of Debt Warrants.

PREFERRED STOCK WARRANTS

    GENERAL. Reference is made to the applicable Prospectus Supplement for the terms of Preferred Stock Warrants in respect of which this Prospectus is being delivered, the Preferred Stock Warrant Agreement relating to such Preferred Stock Warrants and the Preferred Stock Warrant Certificates representing such Preferred Stock Warrants, including the following: (i) the designation and terms of the shares of Preferred Stock purchasable upon exercise of such Preferred Stock Warrants and the procedures and conditions relating to the exercise of such Preferred Stock Warrants; (ii) the designation and terms of any related shares of Preferred Stock with which such Preferred Stock Warrants are issued and the number of such Preferred Stock Warrants issued with each such share of Preferred Stock; (iii) the date, if any, on and after which such Preferred Stock Warrants and the related shares of Preferred Stock will be separately tradeable;
(iv) the offering price of such Preferred Stock Warrants, if any; (v) the number of shares of Preferred Stock purchasable upon exercise of such Preferred Stock Warrants and the initial price at which such shares may be purchased upon exercise; (vi) the date on which the right to exercise such Preferred Stock Warrants shall commence and the date on which such right shall expire; (vii) a discussion of the material United States Federal income tax considerations applicable to the exercise of Preferred Stock Warrants; (viii) call provisions of such Preferred Stock Warrants, if any; and (ix) any other terms of the Preferred Stock Warrants.

    Prior to the exercise of their Preferred Stock Warrants, holders of Preferred Stock Warrants will not have any of the rights of holders of Preferred Stock purchasable upon such exercise, and will not be entitled to any dividend payments on the Preferred Stock purchasable upon such exercise.

    EXERCISE OF STOCK WARRANTS. Each Preferred Stock Warrant will entitle the holder to purchase for cash such number of shares of Preferred Stock at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the applicable Prospectus Supplement relating to the Preferred Stock Warrants offered thereby. Unless otherwise specified in the applicable Prospectus Supplement, Preferred Stock Warrants may be exercised at any time up to 5:00 p.m. New York City time on the expiration date set forth in the applicable Prospectus Supplement. After 5:00 p.m. New York City time on the expiration date, unexercised Preferred Stock Warrants will become void.

    Preferred Stock Warrants may be exercised as to be set forth in the applicable Prospectus Supplement relating to the Preferred Stock Warrants. Upon receipt of payment and the Preferred Stock Warrant Certificates properly completed and duly executed at the corporate trust office of the Preferred Stock Warrant Agent or any other office indicated in the applicable Prospectus Supplement, New Disney will, as soon as practicable, forward a certificate representing the number of shares of Preferred Stock purchasable upon such exercise. If less than all of the Preferred Stock Warrants represented by such Preferred Stock Warrant Certificate are exercised, a new Preferred Stock Warrant Certificate will be issued for the remaining amount of Preferred Stock Warrants.

                              PLAN OF DISTRIBUTION

    New Disney may sell Securities to one or more underwriters for public offering and sale by them or may sell Securities to investors directly or through agents or dealers. Any such underwriter, agent or dealer involved in the offer and sale of the Securities will be named in an applicable Prospectus Supplement. Securities offered pursuant to a particular Prospectus Supplement are referred to herein as "Offered Securities."

    Underwriters may offer and sell the Offered Securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. New Disney also may, from time to time, authorize underwriters acting as its agents to offer and sell the Offered Securities upon the terms and conditions set forth in any Prospectus Supplement. In connection with the sale of Offered Securities, underwriters may be deemed to have received compensation from New Disney in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Offered
Securities for whom they may act as agent. Underwriters may sell Offered Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

    Any underwriting compensation paid by New Disney to underwriters or agents in connection with the offering of Offered Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in an applicable Prospectus Supplement. Underwriters, dealers and agents participating in the distribution of the Offered Securities may be deemed to be underwriters under the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the Offered Securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements with New Disney and, under certain circumstances, Disney, to indemnification against and contribution toward certain civil liabilities, including liabilities, under the Securities Act, and to reimbursement by New Disney and, under certain circumstances, Disney for certain expenses.

    If a dealer is utilized in the sale of the Securities in respect of which this Prospectus is delivered, New Disney will sell such Securities to such dealer, as principal. The dealer may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale.

    If so indicated in an applicable Prospectus Supplement, New Disney will authorize dealers acting as its agents to solicit offers by certain institutions to purchase Offered Securities from New Disney at the public offering price set forth in such Prospectus Supplement pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date or dates stated in such Prospectus Supplement. Each Contract will be for an amount not less than, and the aggregate principal amount of Offered Securities sold pursuant to Contracts shall not be less nor more than, the respective amounts stated in such Prospectus Supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to the approval of New Disney. Contracts will not be subject to any conditions except (i) the purchase by an institution of the Offered Securities covered by its Contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and (ii) if the Offered Securities are being sold to underwriters, New Disney shall have sold to such underwriters the total principal amount of the Offered Securities less the principal amount thereof covered by Contracts. Agents and underwriters will have no responsibility in respect of the delivery or performance of Contracts.

    The Securities may or may not be listed on a national securities exchange or a foreign securities exchange. No assurances can be given that there will be a market for any of the Securities.

                                 LEGAL MATTERS

    Certain legal matters with respect to the legality of the Securities being offered hereby will be passed upon for New Disney and Disney by Skadden, Arps, Slate, Meagher & Flom, Los Angeles, California.

                                    EXPERTS

    The consolidated financial statements and related schedules of Disney incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended September 30, 1994 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

    The consolidated financial statements and related schedule of Capital Cities incorporated in this Prospectus by reference to the Capital Cities Annual Report on Form 10-K for the year ended December 31, 1994 have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports therein and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such reports, given upon the authority of said firm as experts in auditing and accounting.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    All expenses other than the Securities and Exchange Commission filing fees are estimated.

SEC registration fee...........................................  $1,559,207
Accountants' fees and expenses.................................      *
Legal fees and expenses........................................      *
Blue Sky fees and expenses.....................................      *
Printing and engraving expenses................................      *
Rating agencies' fees..........................................      *
Trustee's and registrar's fees and expenses....................      *
Miscellaneous..................................................      *
                                                                 ----------
    Total:.....................................................  $   *
                                                                 ----------
                                                                 ----------

------------------------
* To be completed by amendment.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a Delaware corporation to indemnify its directors, officers, employees and agents under certain circumstances. Disney's Restated Certificate of Incorporation (the "Disney Certificate") and bylaws and the New Disney Certificate of Incorporation (together with the Disney Certificate, the "Certificates") and bylaws (together with Disney's bylaws, the "Bylaws") each provide that Disney or New Disney, as the case may be, shall indemnify to the full extent authorized or permitted by law (as now or hereafter in effect) any person made, or threatened to be made, a defendant or a witness to any action, suit or proceeding (whether civil or criminal or otherwise) by reason of the fact that he, his testator or intestate, is or was a director or officer of Disney or New Disney, as the case may be, or by reason of the fact that such director or officer, at the request of Disney or New Disney, as the case may be, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity. The Certificates and Bylaws further provide that Disney or New Disney, as the case may be, may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Disney or New Disney, as the case may be, or is serving at the request of Disney or New Disney, as the case may be, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not Disney or New Disney, as the case may be, would have the power to indemnify him against such liability under the provisions of law. In addition, the Certificates and Bylaws provide that Disney or New Disney, as the case may be, may create a trust fund, grant a security interest and/ or use other means (including, without limitation, letters of credit, surety bonds and/or similar arrangements), as well as enter into contracts providing for indemnification to the full extent authorized or permitted by law and including as part thereof provisions with respect to any and all of the foregoing to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein, or elsewhere. Moreover, the Certificates further provide that no director of Disney or New Disney, as the case may be, shall be personally liable to Disney (or New Disney, as the case may be) or its stockholders for monetary damages for any breach of fiduciary duty as a director, except a director shall be liable to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to Disney (or New Disney, as the case may be) or its stockholder; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for liability under Section 174 of the DGCL (involving certain unlawful dividends or stock repurchases); or (iv) for any transaction from which the director derived an improper personal benefit.

    Each of Disney and New Disney maintains an officer's and director's liability insurance policy insuring its officers and directors against certain liabilities and expenses incurred by them in their capacities as such, and insuring Disney or New Disney, as the case may be, under certain circumstances, in the event that indemnification payments are made by Disney to such officers and directors.

    Disney has entered into indemnification agreements (the "Indemnification Agreements") with certain of its directors and officers (individually, the "Indemnitee"). The Indemnification Agreements, among other things, provide for indemnification to the fullest extent permitted by law against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The Indemnification Agreements provide for the prompt advancement of all expenses to the Indemnitee and for reimbursement to Disney if it is found that such Indemnitee is not entitled to such indemnification under applicable law. The Indemnification Agreements also provide that after a Change in Control (as defined in the Indemnification Agreements) of Disney which is not approved by the Disney Board of Directors, all determinations regarding a right to indemnity and the right to advancement of expenses shall be made by independent legal counsel selected by the Indemnitee and approved by the Board of Directors. In addition, the event of a Potential Change In Control (as defined in the Indemnification Agreements), the Indemnitee may require Disney to establish a trust for his or her benefit and to fund such trust in amounts reasonably anticipated or proposed to be paid to satisfy Disney's indemnification obligations under the Indemnification Agreements.

    New Disney expects to enter into substantially identical indemnification agreements with certain of its directors and officers.

ITEM 16.  EXHIBITS

 EXHIBIT
   NO.                                                 DESCRIPTION
---------  ---------------------------------------------------------------------------------------------------
     1.1   Form of Underwriting Agreement between  Disney, New Disney and  the Underwriter(s) with respect  to
            Debt Securities.
    *1.2   Form  of Underwriting Agreement between  Disney, New Disney and  the Underwriter(s) with respect to
            Preferred Stock.
     1.3   Form of Distribution Agreement  between Disney, New  Disney and the Agent(s)  with respect to  Debt
            Securities.
    *2.1   Amended  and Restated  Agreement and  Plan of Reorganization,  dated as  of July  31, 1995, between
            Disney and Capital Cities.
    *2.2   Agreement and Plan of Merger, dated as of         , among New Disney, DCA Merger Corp. and Disney.
     4.1   Form of Senior Debt Securities  Indenture, dated as of      , 1995  between New Disney, Disney,  as
            Guarantor, and     , as Trustee (including form of Debt Guarantee by Disney).
     4.2   Form  of Senior Subordinated Debt  Securities Indenture, dated as  of           , 1995, between New
            Disney, Disney, as Guarantor, and     , as Trustee (including form of Debt Guarantee by Disney).
     4.3   Form of Subordinated Debt Securities  Indenture, dated as of            , 1995 between New  Disney,
            Disney, as Guarantor, and         , as Trustee (including form of Debt Guarantee by Disney).
    *4.4   Form of Debt Securities Warrant Agreement (including form of Debt Warrant Certificate).
    *4.5   Form of Preferred Stock Warrant Agreement (including Form of Preferred Stock Warrant Certificate).
     4.6   Form of Deposit Agreement (including form of Depositary Receipts).

 EXHIBIT
   NO.                                                 DESCRIPTION
---------  ---------------------------------------------------------------------------------------------------
    *5.1   Opinion of Skadden, Arps, Slate, Meagher & Flom regarding the Securities.
    12.1   Computation of Ratio of Earnings to Fixed Charges.
   *12.2   Computation of Pro Forma Combined Ratio of Earnings to Fixed Charges.
   *23.1   Consent of Skadden, Arps, Slate, Meagher & Flom (included in their opinion filed as Exhibit 5.1).
    23.2   Consent of Independent Accountants (Price Waterhouse LLP).
    23.3   Consent of Independent Auditors (Ernst & Young LLP).
    24     Powers of Attorney (included on pages II-5 and II-7).
   *25.1   Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of         , as Trustee
            under the Senior Debt Securities Indenture.
   *25.2   Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of         , as Trustee
            under the Senior Subordinated Debt Securities Indenture.
   *25.3   Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of         , as Trustee
            under the Subordinated Debt Securities Indenture.
   *99     Consents of persons to be named directors of New Disney.

------------------------
* To be filed by amendment

ITEM 17.  UNDERTAKINGS

    (a) The undersigned Registrants each hereby undertake:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and

        (3) To remove from registration  by means of a post-effective  amendment
    any   of  the  securities  being  registered  which  remain  unsold  at  the termination of the offering.

    (b) The undersigned Registrants each hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of an annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    (d) The undersigned Registrants hereby undertake to file an application for the purpose of determining the eligibility of trustees to act under subsection
(a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Securities Act.

                               POWER OF ATTORNEY

    Each  person whose signature appears  below constitutes and appoints Sanford
M. Litvack, Stephen F. Bollenbach and David K. Thompson his or her true and lawful attorney-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Burbank, State of California, on the 19th day of September, 1995.

                                          THE WALT DISNEY COMPANY

                                          By        /s/ MICHAEL D. EISNER

                                          --------------------------------------
                                                      Michael D. Eisner
                                                CHAIRMAN AND CHIEF EXECUTIVE
                                                         OFFICER

    Pursuant   to  the  requirements  of  the   Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                      TITLE                         DATE
------------------------------------------------------  --------------------------------  -----------------------

                /s/ MICHAEL D. EISNER
     -------------------------------------------        Chairman of the Board and Chief     September 19, 1995
                 (Michael D. Eisner)                     Executive Officer

              /s/ STEPHEN F. BOLLENBACH                 Senior Executive Vice President
     -------------------------------------------         and Chief Financial Officer and    September 19, 1995
               (Stephen F. Bollenbach)                   a Director

                /s/ SANFORD M. LITVACK                  Senior Executive Vice President
     -------------------------------------------         and Chief of Corporate             September 19, 1995
                 (Sanford M. Litvack)                    Operations and a Director

                      SIGNATURE                                      TITLE                         DATE
------------------------------------------------------  --------------------------------  -----------------------

                  /s/ JOHN J. GARAND                    Senior Vice President --
     -------------------------------------------         Planning and Control (Chief        September 19, 1995
                   (John J. Garand)                      Accounting Officer)

                 /s/ REVETA F. BOWERS
     -------------------------------------------        Director                            September 19, 1995
                  (Reveta F. Bowers)

                  /s/ ROY E. DISNEY
     -------------------------------------------        Director                            September 19, 1995
                   (Roy E. Disney)

                 /s/ STANLEY P. GOLD
     -------------------------------------------        Director                            September 19, 1995
                  (Stanley P. Gold)

              /s/ IGNACIO E. LOZANO, JR.
     -------------------------------------------        Director                            September 19, 1995
               (Ignacio E. Lozano, Jr.)

                /s/ GEORGE J. MITCHELL
     -------------------------------------------        Director                            September 19, 1995
                 (George J. Mitchell)

                 /s/ RICHARD A. NUNIS
     -------------------------------------------        Director                            September 19, 1995
                  (Richard A. Nunis)

                  /s/ SIDNEY POITIER
     -------------------------------------------        Director                            September 19, 1995
                   (Sidney Poitier)

                 /s/ IRWIN E. RUSSELL
     -------------------------------------------        Director                            September 19, 1995
                  (Irwin E. Russell)

                /s/ ROBERT A.M. STERN
     -------------------------------------------        Director                            September 18, 1995
                 (Robert A.M. Stern)

                 /s/ E. CARDON WALKER
     -------------------------------------------        Director                            September 19, 1995
                  (E. Cardon Walker)

                /s/ RAYMOND L. WATSON
     -------------------------------------------        Director                            September 14, 1995
                 (Raymond L. Watson)

                  /s/ GARY L. WILSON
     -------------------------------------------        Director                            September 19, 1995
                   (Gary L. Wilson)

                               POWER OF ATTORNEY

    Each  person whose signature appears  below constitutes and appoints Sanford
M. Litvack, Stephen F. Bollenbach and David K. Thompson his or her true and lawful attorney-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Burbank, State of California, on the 19th day of September, 1995.

                                          DC HOLDCO, INC.

                                          By        /s/ SANFORD M. LITVACK

                                             -----------------------------------
                                                     Sanford M. Litvack
                                                          PRESIDENT

    Pursuant   to  the  requirements  of  the   Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

          SIGNATURE                        TITLE                       DATE
  -------------------------  ---------------------------------  ------------------

           /s/ SANFORD M.
           LITVACK           President and a Director           September 19, 1995
  -------------------------
    (Sanford M. Litvack)

          /s/ STEPHEN F.     Senior Executive Vice President,
         BOLLENBACH           Chief Financial Officer and       September 19, 1995
  -------------------------   Treasurer
   (Stephen F. Bollenbach)

              /s/ JOHN J.    Senior Vice President -- Planning
           GARAND             and Control (Chief Accounting     September 19, 1995
  -------------------------   Officer)
      (John J. Garand)

            /s/ DAVID K.
          THOMPSON           Director                           September 19, 1995
  -------------------------
     (David K. Thompson)

            /s/ MARSHA L.
            REED             Director                           September 19, 1995
  -------------------------
      (Marsha L. Reed)

                               INDEX TO EXHIBITS

 EXHIBIT
   NO.                                                DESCRIPTION                                                PAGE
---------  -------------------------------------------------------------------------------------------------     -----
     1.1   Form of Underwriting Agreement between Disney, New Disney and the Underwriter(s) with respect to
            Debt Securities.................................................................................
    *1.2   Form of Underwriting Agreement between Disney, New Disney and the Underwriter(s) with respect to
            Preferred Stock.................................................................................
     1.3   Form of Distribution Agreement between Disney, New Disney and the Agent(s) with respect to Debt
            Securities......................................................................................
    *2.1   Amended and Restated Agreement and Plan of Reorganization, dated as of July 31, 1995, between
            Disney and Capital Cities
    *2.2   Agreement and Plan of Merger, dated as of         , among New Disney, DCA Merger Corp. and Disney
     4.1   Form of Senior Debt Securities Indenture, dated as of     , 1995 between New Disney, Disney, as
            Guarantor, and     , as Trustee (including form of Debt Guarantee by Disney)....................
     4.2   Form of Senior Subordinated Debt Securities Indenture, dated as of         , 1995, between New
            Disney, Disney, as Guarantor, and     , as Trustee (including form of Debt Guarantee by
            Disney).........................................................................................
     4.3   Form of Subordinated Debt Securities Indenture, dated as of         , 1995 between New Disney,
            Disney, as Guarantor, and         , as Trustee (including form of Debt Guarantee by Disney).....
    *4.4   Form of Debt Securities Warrant Agreement (including form of Debt Warrant Certificate)...........
    *4.5   Form of Preferred Stock Warrant Agreement (including Form of Preferred Stock Warrant
            Certificate)....................................................................................
     4.6   Form of Deposit Agreement (including form of Depositary Receipts)................................
    *5.1   Opinion of Skadden, Arps, Slate, Meagher & Flom regarding the Securities
    12.1   Computation of Ratio of Earnings to Fixed Charges................................................
   *12.2   Computation of Pro Forma Combined Ratio of Earnings to Fixed Charges
   *23.1   Consent of Skadden, Arps, Slate, Meagher & Flom (included in their opinion filed as Exhibit 5.1)
    23.2   Consent of Independent Accountants (Price Waterhouse LLP)........................................
    23.3   Consent of Independent Auditors (Ernst & Young LLP)..............................................
    24     Powers of Attorney (included on pages II-5 and II-7)
   *25.1   Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of         , as
            Trustee under the Senior Debt Securities Indenture
   *25.2   Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of         , as
            Trustee under the Senior Subordinated Debt Securities Indenture
   *25.3   Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of         , as
            Trustee under the Subordinated Debt Securities Indenture
   *99     Consents of persons to be named directors of New Disney

------------------------
* To be filed by amendment